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 RP Financial, L.C.
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 Financial Services Industry Consultants

                                                                    Exhibit 23.4


                         CONSENT OF RP FINANCIAL, L.C.


                                         January 8, 2001

     We hereby consent to the inclusion of our opinion letter to the Board of Directors of SWVA Bancshares, Inc. (the "Company") as an Appendix to the proxy statement/prospectus relating to the proposed merger of the Company with and into FNB Corporation contained in the amendment one to the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on the date hereof, and to the reference to our firm and such opinion in such proxy statement/prospectus.

                                         Sincerely,
                                         /s/ RP FINANCIAL, LC.

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Washington Headquarters
Rosslyn Center                                         Telephone: (703) 528-1700
1700 Moore Street, Suite 2210                            Fax No.: (703) 528-1788
Arlington, VA 22209                                 E-Mail: mail@fpfinancial.com